Exhibit (l)(3)

May 26, 2017

Goldman Sachs BDC, Inc.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

We have acted as counsel to Goldman Sachs BDC, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form N-2 (Registration No. 333-214506) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and as subsequently amended (the “Registration Statement”), with respect to the offer, issuance and sale from time to time of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

This opinion letter is rendered in connection with the exercise by the underwriters of the option to purchase an additional 487,500 shares of Common Stock (the “Option Shares”), as described in the prospectus supplement, dated as of May 18, 2017, filed with the Commission pursuant to Rule 497 under the Securities Act (the “Prospectus Supplement”). The Option Shares are being sold by the Company pursuant to an underwriting agreement, dated as of May 18, 2017, by and among the Company, Goldman Sachs Asset Management L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”). The aforementioned purchase of the Option Shares is in connection with the public offering by the Company of 3,250,000 shares (the “Initial Shares” and, together with the Option Shares, the “Shares”) of Common Stock, which closed on May 24, 2017.

With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed, facsimile, electronic or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following:

(a)	the Registration Statement;

(b)	the Underwriting Agreement;

(c)	the Certificate of Incorporation of the Company (the “Certificate of Incorporation”);

(d)	the Bylaws of the Company (the “Bylaws”); and

(e)	resolutions of the board of directors of the Company relating to, among other things, the authorization and issuance of the Shares.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as certified, conformed, facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This letter is given only as of the time of its delivery, and we undertake no responsibility to update or supplement this letter after its delivery.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP